Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-223375 on Form S-3 of our reports dated February 27, 2020, relating to the consolidated financial statements of MGM Resorts International and the effectiveness of MGM Resorts International’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MGM Resorts International for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Las Vegas, NV

April 23, 2020